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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-4 (No. 33-59561) of Horizon Healthcare Corporation of our report dated August 10, 1993 appearing on page 48 of Continental Medical Systems, Inc.'s Annual Report on Form 10-K/A Amendment No. 1 for the year ended June 30, 1994. We also consent to the reference to us under the heading "Experts".



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Philadelphia, PA
June 1, 1995